Exhibit 99.2

16 May 2006

SPACELABS HEALTHCARE, INC.

THIRD QUARTER RESULTS

OSI Systems, Inc. the majority shareholder of Spacelabs Healthcare, Inc. (‘Spacelabs’ or the ‘Company’) today announced its third quarter segment operating results for its healthcare business.

	Third Quarter 2006	Third Quarter 2005%		Nine Months 2006	Nine Months 2005%
Revenue	$49.4m	$47.8m	3%	$161.8m	$144.6m	12%
Income from Operations – excl. Stock Option Expenses	$1.7m	$0.9m	89%	$9.3m	$6.0m	55%
Stock Option Expenses	$0.6m	—	—	$1.1m	—	—
Income from Operations – Incl. Stock Option Expenses	$1.1m	$0.9m	22%	$8.2m	$6.0m	37%

Highlights for Third Quarter of Fiscal 2006

•	Company on-track to meet full year market earnings expectations;

•	Third quarter fiscal 2006 revenue increased by 3% to $49.4m with operating income increasing by 22% to $1.1m;

•	The gross margin for the first nine months of fiscal 2006 was 48%, a improvement of 2% compared to 46% for fiscal 2005;

•	Strong order bookings in monitoring up 18% globally through the first nine months of fiscal 2006, lead by the continued strong performance of the monitoring product line in the U.S market;

•	Company repaid approximately $6m in long term debt in third quarter of fiscal 2006;

•	Introduction of the UltraviewSL 2400 and 2600 wireless patent monitors in the third quarter of fiscal 2006;

•	On July 1, 2005 the Company began recording stock based compensation expense as required by FAS 123(R). The Company did not incur stock based compensation in Fiscal 2005.

Chief Executive Officer of Spacelabs Healthcare Inc, Deepak Chopra, stated:

“We are pleased with the operating results for the third quarter, particularly with the performance of our core products, monitoring and anaesthesia. For the first nine months, monitoring orders were up 18% globally with the strongest performance coming from the U.S., our largest market. We continue to capture our replacement cycle business in addition to gaining market share from our competitors. We expect to see continued organic growth for the business supplemented by acquisitions of complementary products and technologies. We remain on track to launch the anaesthesia product into the U.S. market in fiscal 2007.”

The third quarter results for Spacelabs Healthcare are being reported as part of OSI System’s Healthcare business. As such, these results are segment results as defined by U.S. GAAP, and therefore differ from those that would be reported for Spacelabs Healthcare on a stand-alone basis. These results do not reflect certain corporate level costs and expenses relating to OSI Systems.

Conference Call Information

OSI Systems will host a conference call to discuss the third quarter operating results on Monday May 15th at 10:30pm GMT. To listen to a live or archived version of the conference call please go to www.SpacelabsHealthcare.com and follow the link from the home page.

- Ends -

For further information, please contact:

Spacelabs Healthcare Inc	Tel: + 1 310 717 9182
Deepak Chopra, Chief Executive Officer
Jeremy Norton, Director of Investor Relations

Collins Stewart Limited	Tel: 020 7523 8000
Tim Mickley / Philip Roe

Hogarth Partnership	Tel: 020 7357 9477
Melanie Toyne-Sewell/Fiona Noblet/ Charlie Field

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the company’s expectations, goals or intentions about the future, including, but not limited to, statements regarding full year market earnings projections, future organic growth, acquisitions of complementary products and technologies, and launch of an anaesthesia product line in the U.S. in fiscal 2007. The actual results may differ materially from those described in or implied by any forward-looking statement. In particular, there can be no assurance that full year market earnings will meet current expectations, that the businesses will grow as expected, or that the launch of an anaesthesia product line in the U.S. will occur as anticipated. Other important factors are set forth in the Securities and Exchange Commission filings of OSI Systems, Inc. All forward-looking statements speak only as of the date made, and we undertake no obligation to update these forward-looking statements.